Exhibit 99.1

California Water Service Group Reports First Quarter 2026 Financial Results & Provides Update on 2024 California General Rate Case

SAN JOSE, Calif., April 29, 2026 -- California Water Service Group (Group or Company, NYSE: CWT), a leading publicly traded water utility serving California, Hawaii, New Mexico, Washington, and Texas, today reported first quarter 2026 results and provided an update on the revised proposed decision issued by the California Public Utilities Commission (CPUC) on April 29, 2026 (revised PD) on California Water Service Company’s (Cal Water’s) 2024 California General Rate Case (2024 CA GRC).

First Quarter 2026 in Line with Expectations Given Pending Decision on 2024 CA GRC

The Company reported that first-quarter 2026 results were in line with expectations as the Company awaits a final decision on the 2024 CA GRC, which is expected on April 30, 2026, or shortly thereafter. Once a final decision is adopted, the Company has authorization from the CPUC to recognize new rate increases retroactive to January 1, 2026. Q1 2026 results do not include any benefit from the 2024 CA GRC.

Q1 2026 net income was $4.0 million or $0.07 per diluted share, compared to net income of $13.3 million, or $0.22 per diluted share in Q1 2025. Q1 2026 revenue was $214.6 million, compared to revenue of $204.0 million in Q1 2025.

•	Rate changes and changes in accrued and unbilled revenue added $9.2 million and $4.9 million of revenue, respectively.

•	Declining customer consumption decreased revenue by $3.1 million due to variability in climate conditions between the two quarters.

First quarter 2026 operating expenses were $196.4 million, compared to operating expenses of $181.6 million in Q1 2025.

•	Water production costs increased by $8.3 million, primarily due to increases in wholesale water rates.

•	Depreciation and amortization increased $4.0 million due to new capital assets placed in service.

“On April 29, we received a revised PD in our 2024 California GRC, which represents a significant milestone and provides significant visibility into our California authorized revenues over the next several years,” said Chairman & Chief Executive Officer Martin A. Kropelnicki. “We look forward to the CPUC adopting a final decision at its April 30, 2026 meeting or shortly thereafter, and being able to provide more clarity after the case is finalized.”

“Additionally, during the quarter we announced our agreement to acquire Nexus Water Group’s systems in Nevada and Oregon, which expands our geographic footprint and supports our long-term growth strategy, while maintaining our focus on disciplined and accretive investments. We have filed Change of Control applications with the public utilities commissions in Nevada and Oregon,” he said.

2024 CA GRC Proceeds, with a Final Decision Expected on April 30 or Shortly Thereafter

Cal Water received a revised PD on its 2024 CA GRC on April 29, 2026, which authorizes rate increases that add $90.5 million of revenue in 2026, an increase of 10.9%. It also authorizes revenue increase of $43.2 million, or 4.7%, in 2027, and $48.9 million, or 5.1%, in 2028. The revised PD authorizes key revenue stabilization mechanisms, including continuation of the Monterey-Style Water Revenue Adjustment Mechanism, a new Sales Reconciliation Mechanism, and higher percentage of revenue collected in fixed charges. In addition, it includes provisions that allow for recovery of certain costs through balancing accounts and other regulatory mechanisms designed to mitigate the impact of volatility in customer usage and uncertain costs.

The CPUC is expected to adopt a final decision at its scheduled meeting on April 30, 2026, or shortly thereafter. The revised PD remains subject to review and may be modified in the final decision. If the revised PD is approved substantially as issued, the final decision is expected to support Cal Water’s ongoing investments in critical water infrastructure while helping to maintain rate stability for its customers.

Company Makes Significant Progress on Infrastructure Investments in Q1

In Q1 2026, Group invested $129.4 million in infrastructure, compared to $110.1 million invested in Q1 2025. Overall, based on the revised PD, Group anticipates investing up to $627 million in 2026.

Nevada and Oregon Acquisition Solidifies Company’s Position as the Largest Investor-Owned Water Utility in the Western U.S.

During the quarter, the Company announced an agreement to acquire Nexus Water Group’s water and wastewater systems in Nevada and Oregon for approximately $218 million. The transaction is expected to add approximately 36,000 customer equivalent residential units and about $109 million of rate base, further strengthening its position as a leading regulated water and wastewater utility in the western United States.

The acquisition is expected to enhance the Company’s geographic diversification and provide a platform for continued growth in adjacent markets. Consistent with the Company’s long-term strategy, the Company intends to complete the transaction, which is subject to customary regulatory approvals and closing conditions, in a disciplined manner.

Company Continues Its Strong Dividend Performance

During the first quarter, the Company announced its intent to increase the annual dividend by 8% or $0.10 per common share, which is expected to result in an annualized dividend of $1.34 per common share. The Board of Directors has declared a quarterly dividend in the amount of $0.3350 per common share that will be payable on May 22, 2026 to stockholders of record as of May 11, 2026. This marks the Company’s 325th consecutive quarterly dividend and its 59th annual dividend increase.

For additional details, please see the Form 10-Q which will be available at: https://www.calwatergroup.com/investors/financials-filings-reports/sec-filings, or listen to the earnings teleconference or teleconference replay.

Quarterly Earnings Teleconference

The quarterly teleconference will take place on April 30, 2026, at 8 a.m. PT/11 a.m. ET. To join, dial 1-800-715-9871 or 1-646-307-1963 and key in ID# 9611023, or access the live audio webcast at https://edge.media-server.com/mmc/p/tadkppmm/.

A replay of the call will be available from 2:00 p.m. ET on April 30, 2026, through June 29, 2026, at 1-800-770-2030 or 1-609-800-9909 by keying in ID# 9611023, or by accessing the webcast above. The call will be hosted by Chairman, President and Chief Executive Officer Martin A. Kropelnicki; Senior Vice President, Chief Financial Officer and Treasurer James P. Lynch; and Vice President, Rates and Regulatory Affairs Greg A. Milleman. Prior to the call, the Company will publish a slide presentation on its website.

About California Water Service Group

Group is the parent company of regulated utilities Cal Water, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, as well as Texas Water Service (TWSC, Inc.), a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2.2 million people in California, Hawaii, New Mexico, Washington, and Texas. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“PSLRA”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections and our management’s beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks or variations of these words or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this news release include, but are not limited to, statements describing Group’s expected financial performance, expectations regarding Group’s plans and proposals pursuant to and expected timing and progress of the 2024 CA GRC, and the anticipated closing of the Company’s acquisition of Nexus Water Group’s Nevada and Oregon subsidiaries and expected integration of the acquired systems and benefits resulting from the acquisition. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results or outcomes may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results or outcomes to be different than those expected or anticipated include, but are not limited to: the outcome and timeliness of regulatory commissions’ actions concerning rate relief and other matters, including with respect to the 2024 CA GRC and GRCs of our other subsidiaries; the impact of opposition to rate increases; our ability to recover costs; federal governmental and state regulatory commissions’ decisions, including decisions on proper disposition of property; changes in state regulatory commissions’ policies and procedures; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements, such as the United States Environmental Protection Agency’s finalization of a National Primary Drinking Water Regulation establishing legally enforceable maximum contaminant levels (MCL) for PFAS in drinking water in 2024 as well as legal challenges to such MCLs; the impact of weather, climate change, natural disasters, including wildfires and landslides and actual or threatened public health emergencies, including disease outbreaks, on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness; electric power interruptions, especially as a result of public safety power shutoff programs; availability of water supplies; our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner; consequences of eminent domain actions relating to our water systems; increased risk of inverse condemnation losses as a result of the impact of weather, climate change and natural disasters, including wildfires and landslides; shifts in population, including housing and customer growth; issues with the implementation, maintenance or security of our information technology systems; physical and cyber security risks and threats and the adequacy of our efforts to mitigate such risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with the unions; changes in customer water use patterns and the effects of conservation, including as a result of drought conditions; our ability to complete, in a timely manner or at all, successfully integrate and achieve anticipated benefits from announced acquisitions, including the Oregon, Nevada, and BVRT acquisitions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; risks associated with expanding our business and operations, including into other geographic areas; the impact of stagnating or worsening business and economic conditions, including inflationary pressures, general economic slowdown or a recession, changes in tariff policy, the interest rate environment, changes in monetary policy, adverse capital markets activity or macroeconomic conditions as a result of geopolitical conflicts and the prospect of shutdowns of the U.S. federal government; the impact of market conditions and volatility on unrealized gains or losses on our non-qualified benefit plan investments and our operating results; the impact of weather and timing of meter reads on our accrued and unbilled revenue; the impact of evolving legal and regulatory requirements, including sustainability requirements; the impact of the evolving U.S. political environment and changes effected, proposed, or threatened by the U.S. federal government that has led to, in some cases, legal challenges and uncertainty around the funding, functioning and policy priorities of U.S. federal regulatory agencies and the status of current and future regulations; and other risks and unforeseen events described in our Securities and Exchange Commission (“SEC”) filings. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual Report on Form 10-K, Quarterly 10-Q and other reports filed from time-to-time with the SEC. We are not under any obligation and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. A credit rating is not a recommendation to buy, sell or hold any securities, may be changed at any time by the applicable ratings agency and should be evaluated independently of any other information.

Contacts:

James P. Lynch (408) 367-8200 (analysts)

Shannon Dean (408) 367-8243 (media)

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except per share data)

	March 31, 2026	December 31, 2025
ASSETS
Utility plant:
Utility plant	$6,012,052	$5,909,242
Less accumulated depreciation and amortization	(1,346,695)	(1,329,652)
Net utility plant	4,665,357	4,579,590
Current assets:
Cash and cash equivalents	58,102	51,820
Restricted cash	45,642	45,553
Receivables:
Customers, net	52,580	56,322
Short-term regulatory accounts	78,336	72,511
Other, net	47,464	49,004
Accrued and unbilled revenue, net	39,879	39,674
Materials and supplies	19,637	19,784
Taxes, prepaid expenses, and other assets	33,521	19,760
Total current assets	375,161	354,428
Other assets:
Regulatory assets	341,684	339,865
Goodwill	37,063	37,063
Other assets	360,484	360,219
Total other assets	739,231	737,147
TOTAL ASSETS	$5,779,749	$5,671,165
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock, $0.01 par value; 136,000 shares authorized, 59,853 and 59,638 outstanding on March 31, 2026 and December 31, 2025, respectively	$599	$596
Additional paid-in capital	980,113	973,454
Retained earnings	713,333	729,276
Accumulated other comprehensive loss	(13,537)	(13,922)
Noncontrolling interests	2,604	2,571
Total equity	1,683,112	1,691,975
Long-term debt, net	1,472,034	1,471,968
Total capitalization	3,155,146	3,163,943
Current liabilities:
Current maturities of long-term debt, net	821	2,270
Short-term borrowings	230,000	130,000
Accounts payable	164,802	175,729
Short-term regulatory accounts	51,594	25,458
Accrued other taxes	7,460	6,048
Accrued interest	23,471	12,976
Other accrued liabilities	66,809	65,683
Total current liabilities	544,957	418,164
Deferred income taxes	452,591	450,946
Regulatory liabilities	915,692	929,814
Pension	94,733	94,226
Advances for construction	212,175	210,638
Contributions in aid of construction	297,719	297,016
Other long-term liabilities	106,736	106,418
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$5,779,749	$5,671,165

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Operating revenue	$214,573	$203,973
Operating expenses:
Operations:
Water production costs	71,329	62,991
Administrative and general	33,686	34,174
Other operations	31,233	28,836
Maintenance	8,366	7,668
Depreciation and amortization	39,964	35,956
Income tax expense	74	1,035
Property and other taxes	11,757	10,968
Total operating expenses	196,409	181,628
Net operating income	18,164	22,345
Other income and expenses:
Non-regulated revenue	5,221	5,081
Non-regulated expenses	(5,457)	(3,466)
Other components of net periodic benefit credit	3,972	4,800
Allowance for equity funds used during construction	2,079	1,797
Income tax expense on other income and expenses	(1,391)	(1,703)
Net other income	4,424	6,509
Interest expense:
Interest expense	19,619	16,509
Allowance for borrowed funds used during construction	(1,068)	(857)
Net interest expense	18,551	15,652
Net income	4,037	13,202
Net loss attributable to noncontrolling interests	—	(129)
Net income attributable to California Water Service Group	$4,037	$13,331
Earnings per share of common stock:
Basic	$0.07	$0.22
Diluted	$0.07	$0.22
Weighted average shares outstanding:
Basic	59,699	59,511
Diluted	59,771	59,566
Dividends per share of common stock	$0.34	$0.34